Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com


Stock Exchange Announcement
31 December 2002



Shire Pharmaceuticals Group plc (the "Company")

The Company announces that it was notified on 30 December 2002 under Sections 198 to 202 of the Companies Act that FMR Corp. and its direct and indirect subsidiaries and Fidelity International Limited and its direct and indirect subsidiaries, both being non-beneficial holders, held solely for investment purposes in aggregate 35,404,433 ordinary shares of (pound)0.05p each in the capital of the Company. These holdings represent 7.31 per cent of the issued ordinary share capital of the Company.



T May
Company Secretary


For further information please contact:

Global (outside US and Canada)

Clea Rosenfeld - Investor Relations                     +44 1256 894 160

US & Canada

Gordon Ngan - Investor Relations                        +1 450 978 7938


Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international specialty pharmaceutical company with a strategic focus on four therapeutic areas - central nervous system disorders (CNS), oncology, gastro-intestinal (GI) and anti-infectives. Shire also has three platform technologies: advanced drug delivery, lead optimisation for small molecules and biologics. Shire's core strategy is based on research and development combined with in licensing and a focus on eight key pharmaceutical markets.

For  further   information  on  Shire,   please  visit  the  Company's  website:
www.shire.com